SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 20, 2002

FIDELITY NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	0-22374	58-1416811

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (404) 240-1504

Item 5.  Other Events and Regulation FD Disclosure.

     On December 20, 2002, the Registrant announced the execution of a definitive agreement to sell its $74 million credit card portfolio to Bank One. The sale of the credit card portfolio was consummated as of the close of business on December 19, 2002. The following is the press release issued on December 20, 2002.

FIDELITY NATIONAL SELLS CREDIT CARD PORTFOLIO TO BANK ONE

     ATLANTA, GA (December 20, 2002) – Fidelity National Corporation (“Fidelity”) (NASDAQ:LION) has signed a definitive agreement to sell its $74 million credit card portfolio to Bank One, the companies announced today. The portfolio includes approximately 41,000 accounts. Terms were not announced.

The companies also agreed on a long-term agent bank relationship to offer Fidelity-branded credit cards to customers, with servicing provided by Bank One, the country’s largest issuer of Visa cards.

“Bank One’s customer service record ensures our credit card customers will continue to receive excellent service while we grow the core Community Bank by offering a full array of the best products to our customers in the Atlanta market,” said Fidelity Chairman James B. Miller, Jr. “This will permit a significant increase in branch and consumer lending and in commercial lending to Fidelity’s core business customers,” he noted.

Increased marketing efforts are expected to generate many thousands of new Fidelity-branded credit cards among Atlanta retail and business customers in the next year. As a result of this transaction, Fidelity will realize a substantial gain, and enhance its capital position.

The Bank One alliance follows similar trust and marketing initiatives taken in the last 15 months, which significantly broaden Fidelity’s product line, improve shareholder value through profitability and capital growth, and heighten Fidelity’s community bank growth focus on Atlanta, one of the best banking markets in the country.

Howard Griffith, Chief Financial Officer of Fidelity National Corporation, said, “Fourth quarter financials will include the effects of this transaction, which provided a significant one-time gain. In addition, Fidelity’s Statement of Income will reflect credit card activities as a discontinued operation. Historical results will be restated for comparative purposes.”

This release contains certain forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets and products. Without limiting the foregoing, the words “believes,” “anticipates,” “intends,” “experts” or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Fidelity’s assumptions, but that are beyond Fidelity’s control. These trends and events include (i) changes

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in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

Fidelity National Corporation, through its operating companies Fidelity National Bank and Fidelity National Capital Investors, Inc., provides a wide range of banking, mortgage, and investment brokerage services through 19 branches in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through two offices in Jacksonville, Florida.

For additional information about Fidelity National’s products and services, please visit our web site at www.fidelitynational.com.

Bank One Corporation, the nation’s sixth-largest bank holding company, currently serves 53 million credit card customers through more than 1,900 partnership, affinity and agent bank relationships.

FIDELITY NATIONAL CORPORATION

BY:	/s/ M. Howard Griffith, Jr.

M. HOWARD GRIFFITH, JR. CHIEF FINANCIAL OFFICER

Date:  December 30, 2002

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